Exhibit 99.1

American Midstream Closes Acquisition of Blackwater Midstream

DENVER, CO - December 17, 2013 - American Midstream Partners, LP (NYSE: AMID) (the “Partnership”) today announced that it completed the acquisition of Blackwater Midstream Holdings, LLC (“Blackwater”), a developer and operator of terminal storage facilities, from an affiliate of ArcLight Capital Partners, LLC.

The acquisition was announced on December 10, 2013 and includes Blackwater’s three operating terminal sites located in Westwego, Louisiana; Brunswick, Georgia; and Salisbury, Maryland along with a brownfield development opportunity in Harvey, Louisiana, located near Blackwater’s Westwego terminal. The three operating terminals have a total of 1.3 million barrels of storage capacity and store a variety of products including chemical, agricultural, and petroleum liquid products. The revenues are fee-based and almost entirely derived from take-or-pay lease contracts. Both the Westwego and Brunswick sites are operating at capacity and have the potential for additional expansions. The Harvey development site is expected to commence operations in 2014, with the potential for up to two million barrels of capacity when fully developed, which would increase Blackwater’s total barrels of storage by more than 100 percent.

The acquisition is expected to be immediately accretive to American Midstream’s current distribution and creates a strong and competitive position in a segment of the midstream industry that is characterized by fee-based contracts that are not directly subject to commodity price volatility.

About American Midstream Partners, LP

Denver-based American Midstream Partners is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream Partners, visit www.AmericanMidstream.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words "anticipate,” "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Acquisitions present risks such as: operation of a new and distinct business, integration, maintenance of customer relationships, and assumption of new liabilities. Our operations and future growth involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed on April 16, 2013 and our

Exhibit 99.1

Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed on November 13, 2013. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Source: American Midstream Partners, LP

American Midstream Partners, LP
Kyle Quackenbush, 720-457-6070
Director of Finance